Exhibit 99.1

Elanco Animal Health 2500 Innovation Way Greenfield, IN 46140

FOR IMMEDIATE RELEASE

Investor Contact: Jim Greffet +1.317.383.9935 greffet_james_f@elanco.com

Media Contact: Colleen Parr Dekker +1.317.989.7011 colleen_parr_dekker@elanco.com

Elanco Provides Business Update Related to COVID-19

GREENFIELD, Ind. (March 24, 2020) As Elanco Animal Health Incorporated (NYSE: ELAN) evaluates the potential impact of the COVID-19 pandemic, it is providing an update on its business and financial position, as well as the actions it is taking to support employees, customers and public health.

“In this time of uncertainty, the health and well-being of our employees, customers, animals and the communities where we operate are our top priority,” said Jeff Simmons, Elanco president and CEO. “Our team is actively undertaking precautionary measures to keep our employees safe, while continuing to provide our customers with the products they need. Such an unprecedented time underscores the critical importance of a safe, affordable food supply, particularly meat, milk and eggs, and the role of healthy pets, bringing much needed companionship to families everywhere.”

Simmons continued, “I remain confident in Elanco’s long-term strategy and our ability to deliver on the commitments to our stakeholders. The underlying industry fundamentals remain strong and the diversity of the global Elanco business across livestock and pets provides durability and balance. We are resolute in our acquisition of Bayer AG’s animal health business as it adds to our leadership position in animal health for the long-term.”

As the situation around the COVID-19 pandemic is rapidly evolving, Elanco is withdrawing its previously announced 2020 revenue and earnings per share guidance. Elanco is monitoring several global dynamics, from changing foreign currency rates and a dynamic animal protein market to declining veterinary clinic visits, the growing use of direct-to-consumer shipping, and sales through ecommerce and other alternative channels. The company is confident in its working capital and liquidity levels, while continuing to actively monitor the changing environment across the world. Elanco will provide an update on its Q1 earnings call in early May, based on information available at that time.

The Elanco team remains focused and in execution mode, even as much of the employee base moves to remote working. The manufacturing plants and R&D labs are operational, and the company is closely monitoring distribution logistics. At this time, Elanco has not experienced any supply disruption and critical projects in the pipeline continue to advance. The U.S. Department of Homeland Security and most other countries globally have deemed manufacturing and distribution of animal medicines as essential critical infrastructure and workforce. However, in an effort to support public health and slow the spread of the disease, Elanco has moved its non-business critical work force to remote working globally, with the exception of China, which has begun to return to work. Elanco has also removed sales representatives from the field in many countries, including the U.S. along with its companion animal distribution partners. However, the Elanco team continues to collaborate with customers via webinars, teleconference and video conferences and other remote options.

Much like the human health system, the American Veterinary Medical Association, along with industry organizations across Europe and other countries, has recommended limiting patient care to acutely ill animals and emergencies, rescheduling annual exams and elective procedures. This guidance increases the importance of telemedicine, direct shipment and alternative channels, while underscoring the significance and value of Elanco’s pending acquisition of Bayer AG’s animal health business.

Elanco is executing its omnichannel approach with respect to companion animal health and determining the best methods for reaching pet owners and veterinarians. The company continues to assess the best strategy to strengthen its long-term competitive commercial position and go-to-market mix, with the goal of reaching pet owners where they wish to shop and enhancing our partnership with veterinarians to provide the best care for pets.

Update on Pending Acquisition of Bayer AG’s Animal Health Business

Elanco’s excitement related to the addition of Bayer AG’s animal health business is unabated by the COVID-19 situation as it confirms the value of diversifying our companion animal business into the over-the-counter (OTC) market. Likewise, the expanded global scale puts Elanco in a stronger position to weather tough business environments over the long-term as the combined company focuses on innovating to meet unmet needs of animals for veterinarians, farmers and pet owners across the globe.

The pending acquisition continues to advance toward a mid-year 2020 closing. Elanco has received regulatory clearance in China, Colombia, Turkey and the Ukraine, and is continuing to collaborate with other key jurisdictions. Elanco has signed agreements to divest certain products it anticipates will be necessary to complete these reviews. Further, Elanco has fully secured financing to complete the transaction through its completed equity issuance and pricing of its Term Loan B earlier in the first quarter. Given the recent decline in interest rates, Elanco entered into derivative transactions to swap a portion of its floating interest rate on the $4.275 billion Term Loan B to a fixed rate obligation. These derivative transactions provide greater certainty on the Term Loan B interest expense. Elanco’s first significant obligation after completing the acquisition is its $500 million in senior notes due August 27, 2021.

Both Bayer and Elanco continue to collaborate virtually, making significant progress toward Day 1 readiness, integration planning and value capture.

Finally, Elanco will continue to monitor the rapidly evolving environment and assess impact throughout our business.

ABOUT ELANCO

Elanco (NYSE: ELAN) is a global animal health company that develops products and knowledge services to prevent and treat disease in food animals and pets in more than 90 countries. With a 65-year heritage, we rigorously innovate to improve the health of animals and benefit our customers, while fostering an inclusive, cause-driven culture for more than 5,800 employees. At Elanco, we’re driven by our vision of food and companionship enriching life - all to advance the health of animals, people and the planet. Learn more at www.elanco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (Exchange Act), including, without limitation, statements concerning our expectations relating to the Bayer animal health acquisition, 2020 guidance, the impact on our business caused by the coronavirus (“COVID-19”) global pandemic, our industry and our operations, performance and financial condition, and including in particular, statements relating to our business, growth strategies, product development efforts and future expenses.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions, including but not limited to the following:

•	heightened competition, including from innovation or generics;

•	the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

•	changes in regulatory restrictions on the use of antibiotics in food animals;

•	our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;

•	consolidation of our customers and distributors;

•	an outbreak of infectious disease carried by food animals or other infectious diseases in humans, such as the coronavirus (“COVID-19”);

•	the success of our R&D and licensing efforts;

•	our ability to complete acquisitions and successfully integrate the businesses we acquire, including the animal health business of Bayer AG (Bayer);

•	misuse, off-label or counterfeiting use of our products;

•	unanticipated safety, quality or efficacy concerns associated with our products;

•	the impact of weather conditions and the availability of natural resources;

•	disruption in our supply chain due to manufacturing issues experienced by our contract manufacturers;

•	the impact of increased or decreased sales to our channel distributors resulting in higher or lower inventory levels held by them in advance of or trailing actual customer demand, which could lead to variations in quarterly revenue results;

•	risks related to our presence in emerging markets;

•	changes in U.S. foreign trade policy, imposition of tariffs or trade disputes;

•	the impact of global macroeconomic conditions; and

•	the effect on our business resulting from our separation from Lilly, including the various costs associated with transition to a standalone entity, including the ability to standup our enterprise resource planning (ERP) system and other information technology systems.

For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-K and subsequent Form 10-Qs filed with the Securities and Exchange Commission. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this press release. We caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

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